                                                                    EXHIBIT 99.5

                                     CONSENT



        The undersigned hereby consents to serve as a director of E-Stamp Corporation should the proposed merger between Learn2.com, Inc. and E-Stamp Corporation become effective.


                                                   /s/ S. Lee Kling
                                                   -----------------------------
                                                   S. Lee Kling